UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2019

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Press Release

On April 10, 2019, American Finance Trust, Inc. (the “Company”) issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

Recent Acquisition and Disposition Activity

The Company previously reported that during the period from January 1, 2019 to March 7, 2019, the date on which it filed its Annual Report on Form 10-K (the “Form 10-K”) with the Securities and Exchange Commission, it had purchased 58 properties with an aggregate contract purchase price of approximately $96.2 million, excluding acquisition related costs, and had entered into definitive purchase agreements to acquire an additional eight properties for an aggregate contract purchase price of approximately $23.1 million.

During the quarter ended March 31, 2019, the Company purchased 64 properties with an aggregate contract purchase price of approximately $113.3 million, excluding acquisition related costs. As of March 31, 2019, the Company has entered into definitive purchase agreements to acquire an additional 14 properties for an aggregate contract purchase price of approximately $39.3 million. The purchase agreements are subject to conditions and there can be no assurance that the Company will complete any of these acquisitions on their contemplated terms or at all.

During the quarter ended March 31, 2019, the Company sold eight properties (seven leased to SunTrust Bank, Inc. (“SunTrust”)) with an aggregate contract sale price of approximately $15.1 million, excluding disposition related costs. In connection with these sales, the Company repaid approximately $11.6 million of mortgage debt. As of March 31, 2019, the Company has entered into definitive purchase agreements to dispose of an additional nine properties (seven leased to SunTrust) for an aggregate contract sale price of approximately $61.6 million. The purchase agreements are subject to conditions and there can be no assurance that the Company will complete any of these dispositions on their contemplated terms or at all.

During the period from January 1, 2019 to March 7, 2019, the date on which the Company filed its Form 10-K with the Securities and Exchange Commission, the Company sold five properties with an aggregate contract sale price of approximately $10.4 million, excluding disposition related costs, of which approximately $9.7 million was used to repay related debt, and had entered into definitive purchase agreements to dispose of an additional 11 properties (nine leased to SunTrust), for an aggregate contract sale price of approximately $66.4 million, instead of the $25.9 million previously reported in the section entitled “Liquidity and Capital Resources—Acquisitions and Dispositions” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Form 10-K.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Form 10-K for the year ended December 31, 2018 filed on March 7, 2019 and all other filings with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
99.1	Press Release dated April 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2019	By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer and President